ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of the 16th day of July, 2007 by and among U.S. Bank National Association (the “Escrow Agent”), Microwave Satellite Technologies, Inc., (the “Purchaser”), and Newport Telecommunications Co. (the “Seller”). The Seller, the Purchaser and the Escrow Agent may be individually referred to herein as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, Seller and Purchaser are parties to an Asset Purchase Agreement of even date herewith whereby the Seller is to sell and the Purchaser is to purchase certain assets of Seller in connection with Seller’s operation of its telecommunications business (the “Purchase Agreement”), as more specifically provided for therein; and

WHEREAS, in connection with the consummation of the transactions described in the Purchase Agreement, Purchaser is to deposit: (a) $510,000.00 (the “Cash Consideration”); (b) stock certificates (the “Stock Certificates”) representing an aggregate amount of shares (the “Shares”) of $0.001 par value common stock of Telkonet, Inc., a Delaware corporation (“Telkonet”) equal to $1,530,000.00, (which is acknowledged to be based on the average of the closing price for one share of Telkonet common stock for the ten (10) trading days occurring immediately prior to the date hereof) (the “Stock Consideration”); and (c) stock powers for the Shares duly endorsed by Telkonet, with the Escrow Agent; and

WHEREAS, Purchaser and Seller wish to engage the Escrow Agent as the escrow agent for the deposit of the Cash Consideration, the Stock Certificates and the Stock Powers; and

WHEREAS, a copy of the Purchase Agreement has been delivered to the Escrow Agent, and the Escrow Agent is willing to act as the Escrow Agent hereunder.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller, Purchaser and Escrow Agent hereby agree as follows:

1.    Escrow Account and Deposit. The Escrow Agent has established, or simultaneously with the execution hereof will establish, an account (the “Escrow Account”) into which Purchaser has deposited, or simultaneously with the execution hereof will deposit: (a) the Cash Consideration; (b) the Stock Certificates; and (c) the Stock Powers. The Cash Consideration shall be deposited by wire transfer in immediately available funds to the account designated in, and pursuant to, the instructions set forth on Exhibit A attached hereto. The Cash Consideration shall be invested pursuant to Section 3 hereof. The deposit of the Stock Certificates, Stock Powers and Cash Consideration is referred to herein as the “Deposit.” Upon receipt of the Deposit, the Escrow Agent shall provide Purchaser and Seller confirmation thereof, and shall hold and disburse such Deposit (plus any increase in the Cash Consideration due to investment earnings) as set forth in this Agreement.

2.    Maintenance of Escrow Deposit. During the term of this Agreement, the Escrow Agent shall hold and safeguard the Deposit (including the earnings on the Cash Consideration) in accordance with this Agreement and shall release and disburse the Deposit (and any earnings on the Cash Consideration) only in accordance with this Agreement. Neither the Cash Consideration (or any earnings thereon), the Stock Certificates nor the Stock Powers shall be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any third party, and shall be held and distributed solely for purposes of and in accordance with this Agreement. In furtherance thereof, Purchaser and Telkonet covenant and agree that they shall not directly or indirectly assign, pledge, encumber or hypothecate the Deposit (including any earnings on the Cash Consideration) held in escrow by Escrow Agent.

3.    Investment of Cash Consideration. The Cash Consideration held by Escrow Agent shall be invested by the Escrow Agent, to the extent permitted by law and as directed, in writing, by Seller from time to time, in a high yield interest bearing account until released pursuant to this Agreement. Any income received by the Escrow Agent with respect to said investment shall become part of the Cash Consideration and held, safeguarded, invested, released and disbursed by Escrow Agent only in accordance with the terms of this Agreement.

4.    Calculation of Subscribers and Adjustment to Purchase Price. Within fifteen (15) days following the date hereof, Seller shall deliver to Purchaser and Escrow Agent written notice which shall identify: (a) all of the Subscribers in good standing (as defined in Section 2(b) of the Purchase Agreement); (b) all credits to be provided to Purchaser or additional consideration to be provided to Seller, if any, as calculated in accordance with Section 2(b) of the Purchase Agreement; and (c) if any credits or additional consideration is to be provided to Purchaser or Seller, as applicable, the amount of such credits or additional consideration to be paid in cash and the amount that shall be paid in Telkonet Shares as determined in accordance with Section 2(b) of the Purchase Agreement (the information and calculations set forth in Sections 4(a), 4(b) and 4(c) above, the “Subscriber Calculation”). Purchaser shall have sixty (60) days after receipt of the Subscriber Calculation (the “Review Period”) to review the Subscriber Calculation provided by Seller. The Subscriber Calculation provided by Seller shall be conclusive and binding on Seller and Purchaser unless Purchaser delivers written notification to Seller and Escrow Agent of Purchaser’s disagreement with the Subscriber Calculation provided by Seller (the “Notice of Disagreement”) prior to the expiration of the Review Period. Purchaser’s Notice of Disagreement, if any, must state Purchaser’s specific objections to the Subscriber Calculation provided by Seller and Purchaser’s proposed calculation of the Subscriber Calculation. In the event that the Escrow Agent does not receive Purchaser’s Notice of Disagreement prior to the expiration of the Review Period, the Escrow Agent shall rely on the Subscriber Calculation provided by Seller and release the Deposit (including any earnings on the Cash Consideration) in accordance with the applicable provisions of Section 5 of this Agreement. If Purchaser notifies the Seller and the Escrow Agent of its disagreement with Seller’s prepared Subscriber Calculation prior to the expiration of the Review Period, then Purchaser and Seller shall use their good faith efforts to agree on the Subscriber Calculation and to execute Joint Written Instructions (as hereinafter defined) within ten (10) days following Seller’s receipt of Purchaser’s Notification of Disagreement (the “Negotiating Period”). Any such Joint Written Instructions executed by Purchaser and Seller within the Negotiation Period shall be delivered to the Escrow Agent no later than 120 days after the date hereof and in the event that any such Joint Written Instructions have not been delivered to the Escrow Agent prior to 120 days after the date hereof, the Purchaser and Seller agree that the Seller shall be entitled to deliver any such Joint Written Instructions 120 days after the date hereof. In the event Purchaser and Seller are unable to resolve their disagreement with respect to any issue relating to the Subscriber Calculation within the Negotiating Period, Purchaser and Seller hereby agree that they shall jointly engage the accounting firm of JH Cohen, LLP (the “Independent Accountants”) to resolve the issues in dispute and that they each shall provide the Independent Accountants with all documents and information used by Seller in calculating the Subscriber Calculation or used by Purchaser in disputing Seller’s Subscriber Calculation, as applicable, no later than ten (10) days after the expiration of the Negotiating Period. Based upon the information and documents provided by Seller and Purchaser to the Independent Accountants, the Independent Accountants shall, within a commercially reasonable time, determine the Subscriber Calculation by determining (the “Accountants’ Determination”): (a) all of the Subscribers in good standing (as defined in Section 2(b) of the Purchase Agreement); (b) all credits to be provided to Purchaser or additional consideration to be provided to Seller, if any, as calculated in accordance with Section 2(b) of the Purchase Agreement; and (c) if any credits or additional consideration is to be provided to Purchaser or Seller, as applicable, the amount of such credits or additional consideration to be paid in cash and the amount that shall be paid in Telkonet Shares as determined in accordance with Section 2(b) of the Purchase Agreement. The Independent Accountants shall provide Seller, Purchaser and Escrow Agent written notice of the Accountants’ Determination promptly after it has completed all applicable calculations. Absent fraud, the Accountants’ Determination shall be final, binding and conclusive upon Purchaser and Seller and shall be the sole and exclusive remedy regarding any dispute concerning the Subscriber Calculation. Purchaser and Seller shall share equally the fees and expenses of the Independent Accountants. Upon the request of the Independent Accountants, Seller and Purchaser shall promptly furnish to the Independent Accountants such additional work papers and other documents and information that has not been previously provided to the Independent Accountants relating to the issues in dispute as the Independent Accountants may request and that are available to such Party.

5.    Release by Escrow Agent.

(a)    The “Triggering Event” shall be the first to occur of: (i) the Escrow Agent’s receipt of joint written instructions from Seller and Purchaser instructing the Escrow Agent to release the Deposit (including all earnings on the Cash Consideration) (the “Joint Written Instructions”); (ii) the expiration of the 120 day period following the date hereof (the “Escrow Period”) if: (A) the Purchaser has not delivered its Notice of Disagreement to both the Escrow Agent and Seller during the Review Period; or (B) the Purchaser has delivered its Notice of Disagreement to both the Escrow Agent and Seller during the Review Period and the Escrow Agent has received the Accountants’ Determination during the Escrow Period; or (iii) the Escrow Agent’s receipt of the Accountants’ Determination if such receipt occurs after the Escrow Period.

(b)    Upon the occurrence of the Triggering Event, the Escrow Agent shall release and disburse the Deposit (including all earnings on the Cash Consideration) in accordance with the terms of this Section 5 and the instructions provided for in: (i) the Joint Written Instructions in the event that the Triggering Event is set forth in subsection 5(a)(i) above, (ii) the Subscriber Calculation provided by Seller to Purchaser which commenced the Review Period in the event that the Triggering Event is set forth in subsection 5(a)(ii)(A) above, and (iii) the Accountants’ Determination in the event that the Triggering Event is set forth in subsection 5(a)(ii)(B) or 5(a)(iii) above. The instructions provided to the Escrow Agent in the Joint Written Instructions in the event that the Triggering Event is set forth in subsection 5(a)(i) above or the Subscriber Calculation provided by Seller to commence the Review Period in the event that the Triggering Event is set forth in subsection 5(a)(ii)(A) above or the Accountants’ Determination in the event that the Triggering Event is set forth in subsection 5(a)(ii)(B) or 5(a)(iii) above shall be referred to herein as the “Release Instructions.”

(i) In the event that the Release Instructions do not provide for any credits or additional consideration to be provided to Purchaser or Seller, as applicable, the Escrow Agent shall, immediately upon the Triggering Event, release to Seller: (A) the Cash Consideration (plus all earnings thereon), in immediately available funds; and (B) the Stock Certificates and Stock Powers.

(ii) In the event that the Release Instructions notifies the Escrow Agent that additional consideration shall be delivered to Seller: (A) the Escrow Agent shall release to Seller immediately upon the Triggering Event: (1) the Cash Consideration (plus all earnings thereon) in immediately available funds; and (2) the Stock Certificates and Stock Powers; and (B) Purchaser shall immediately upon the Triggering Event deliver to Seller: (1) new Stock Certificates representing the additional Telkonet Shares to be paid to Seller as additional Stock Consideration and new Stock Powers for such additional Telkonet Shares; and (2) an additional amount equal to the cash portion of the additional consideration to be provided to Seller in immediately available funds.

(iii) In the event that the Release Instructions notifies the Escrow Agent that a credit shall be provided to Purchaser and a portion of the credit is to be satisfied by Telkonet Shares in accordance with Section 2(b) of the Purchase Agreement, the Purchaser shall on or prior to the Triggering Event, deliver to the Escrow Agent new Stock Certificates which shall represent an amount of Shares equal to the Stock Consideration less all credits to the Stock Consideration to be provided to Purchaser and new Stock Powers corresponding to such new Stock Certificates. Immediately upon the Triggering Event, the Escrow Agent shall: (A) deliver to Seller: (1) new Stock Certificates which shall represent an amount of Shares equal to the Stock Consideration less all credits to the Stock Consideration and the new Stock Powers for these new Stock Certificates; and (2) an amount equal to the Cash Consideration (plus any earnings thereon) less any credits to be provided to Purchaser, as provided for in the Release Instructions and to be paid in immediately available funds; and (B) deliver to Purchaser: (1) the Stock Certificates and Stock Powers which have been deposited with the Escrow Agent as part of the Deposit; and (2) an amount equal to all credits to the Cash Consideration, as provided for in the Release Instructions and to be paid in immediately available funds.

(iv) In the event that the Release Instructions notifies the Escrow Agent that a credit shall be provided to Purchaser but no portion of the credit is to be satisfied by Telkonet Shares, the Escrow Agent shall immediately upon the Triggering Event: (A) deliver to Seller, (1) the Stock Certificates and Stock Powers; and (2) an amount equal to the Cash Consideration (plus any earnings thereon) less any credits to the Cash Consideration to be provided to Purchaser, as provided for in the Release Instructions and to be paid in immediately available funds; and (B) deliver to Purchaser, an amount equal to all credits to the Cash Consideration, as provided for in the Release Instructions which reflects a credit to the Cash Consideration to be provided to the Purchaser and to be paid in immediately available funds.

(c)    Notwithstanding anything contained in this Agreement to the contrary, the Escrow Agent shall release all or any portion of the Cash Consideration (plus any earnings thereof), the Stock Certificates and Stock Powers upon the Escrow Agent’s receipt of a final order of a court of competent jurisdiction authorizing the Escrow Agent to make any such release even if such authorization is received by the Escrow Agent prior the Escrow Agent’s receipt of the Release Instructions.

6.    Reliance by Escrow Agent. The Escrow Agent shall be entitled to rely upon and act in accordance with any of: (a) the Release Instructions; and (b) a final order of a court of competent jurisdiction authorizing the Escrow Agent to release the Deposit, or any portion thereof, to Purchaser or Seller.

7.    Conflicting Demands. If conflicting demands are made upon the Escrow Agent, the Escrow Agent shall not be required to resolve such controversy or take any action, but may await resolution of the controversy; provided; however, that upon the occurrence of a Triggering Event, the Escrow Agent shall be required to release and disburse the Deposit (including all earnings on the Cash Consideration) in accordance with the Release Instructions and Section 5 of this Agreement.

8.    Indemnification; Fees of Escrow Agent. Purchaser and Seller shall jointly and severally pay, and hold the Escrow Agent harmless against, all costs, charges, damages and attorneys’ fees which the Escrow Agent in good faith may incur or suffer in connection with or arising out of this Agreement; provided, however, that, if either Purchaser and Seller shall act in bad faith and cause Escrow Agent to incur any costs, charges, damages or other expenses, including, but not limited to, any costs incurred by Escrow Agent due to a Party’s failure to act in good faith or in a timely manner with respect to the calculation and review of the Subscriber Calculation, such Party acting in bad faith shall indemnify and hold the Escrow Agent harmless from all such costs and the other Party shall have no obligation to pay any amounts to or otherwise indemnify the Escrow Agent or the other Party.

9.    Rights and Duties of Escrow Agent.

(a)    No assignment of the interest of any of the parties hereto shall be binding upon the Escrow Agent unless and until written evidence of such assignment in a form reasonably satisfactory to the Escrow Agent shall be delivered to the Escrow Agent.

(b)    The Escrow Agent may rely or act upon orders or directions signed by the proper parties, or bearing a signature or signatures reasonably believed by the Escrow Agent to be genuine.

(c)    The Escrow Agent shall have no duties other than those expressly imposed on it herein and shall not be liable for any act or omission except for its own gross negligence or willful misconduct.

(d)    In the event that the Deposit or any proceeds thereof shall be attached, garnished, or levied upon by an order of any court, or the delivery thereof shall be stayed or enjoined by an order of court, or any order, judgment or decree shall be made or entered by any court affecting the property deposited under this Agreement, or any part thereof, the Escrow Agent is hereby expressly authorized in its sole discretion to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in case the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding that such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

(e)    The Escrow Agent may resign by giving sixty (60) days written notice of resignation, specifying the effective date thereof. Within thirty (30) days after receiving the aforesaid notice, Seller and Purchaser agree to appoint a successor escrow agent to which the Escrow Agent shall transfer the Deposit or any proceeds thereof then held in escrow under this Agreement. If a successor escrow agent has not been appointed and/or has not accepted such appointment by the end of the 30-day period, the Escrow Agent may at its sole option: (i) apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and the costs, expenses and reasonable attorneys’ fees which are incurred in connection with such a proceeding shall be paid one-half by Seller and one-half by Purchaser, or (ii) continue to hold the Deposit until the occurrence of a Triggering Event (in such event the Escrow Agent must release and disburse the Deposit in accordance with the Release Instructions and Section 5 of this Agreement) or it receives an order from a court of competent jurisdiction directing the Escrow Agent to release the Deposit.

10.    Notices. Any notice or other correspondence to be given in connection with this Agreement shall be in writing and shall be delivered by hand, overnight courier or by facsimile (provided that the sender receives printed confirmation of receipt) to the addresses and/or facsimile numbers set forth below or to such other address or facsimile number as a party may designate by notice given to the other party in accordance with the terms hereof. Any notice to be given by a party may be given by such party’s counsel. Each notice shall be deemed effective upon its receipt or refusal.

(a) if to Seller:	James Lavin
Newport Telecommunications Co.
111 Town Square Place
Jersey City, New Jersey 07310

with a copy (which shall
not constitute notice) to:	James T. LeFrak
LeFrak Organization, Inc.
40 West 57th Street, 23rd Floor
New York, New York 10019

with a copy (which shall
not constitute notice) to:
Riker, Danzig, Scherer, Hyland & Perretti, LLP
Headquarters Plaza
One Speedwell Avenue
Morristown, New Jersey 07962
Attention: James Meyer
Facsimile (973) 538-1984

(b) if to Purchaser:	Frank T. Matarazzo
259-263 Goffle Road
Hawthorne, New Jersey 07506
Fax: (973) 304-6081

with a copy (which shall
not constitute notice) to:	Womble Carlyle Sandridge & Rice, PLLC
1401 I Street, N.W. 7th Floor
Washington, DC 20005
Attention: Howard J. Barr
Facsimile: (202) 261-0006

(c) if to Escrow Agent:

or to such other address as may be specified by any party in a written notice to the other parties. Notices and other communications so delivered personally shall be deemed delivered when actually received. Notices and other communications so sent by certified mail or by reputable overnight air delivery service shall be deemed delivered and received on the first to occur of (x) three business days following deposit in the United States mail or one business day following delivery of the same to such delivery service, as applicable, (y) written acceptance of delivery by the recipient thereof or (z) written rejection of delivery by the recipient thereof. Notices and other communications sent by a Party’s counsel shall be deemed duly and properly given in accordance with the terms hereof so long as all of the other requirements contained herein are satisfied. Notices and other communications so transmitted by telecopier shall be deemed delivered upon telephone or electronic confirmation of receipt. If a notice or other communication is received on a day that is not a business day, it shall be deemed received on the next business day following such day.

11.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New Jersey without giving effect to the principles of conflicts of laws.

12.    Waiver. This Agreement may be amended or modified, and any term may be waived, only if such amendment, modification or waiver is in writing and signed by all parties.

13.    No Third Party Beneficiaries. This Agreement is a personal one, the duty of the Escrow Agent being only to the parties hereto, their successors or assigns, and to no other person whatsoever.

14.    Counterparts. This Agreement may be executed in counterparts that together shall constitute a single instrument. A facsimile copy of any signature hereto and to any amendment or supplement hereto shall be valid.

[Remainder of Page Intentionally Omitted; Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized officers all as of the day and year first above written.

PURCHASER:	MICROWAVE SATELLITE TECHNOLOGIES, INC.

	By:	/s/ Frank T. Matarazzo

Name: Frank T. Matarazzo
Title: President

SELLER:	NEWPORT TELECOMMUNICATIONS CO.

By: Newport Telecommunications Company, Inc., its partner

	By:	/s/ James T. LeFrak

Name: James T. LeFrak
Title: Vice President

ESCROW AGENT:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Christopher E. Golabek

Name: Christopher E. Golabek
Title: Vice President